EXHIBIT INDEX

(h)(13) Fee Waiver Agreement between American Express Financial Corporation, American Express Client Service Corporation and AXP Emerging Markets Fund, dated May 13, 2004.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.

(q)(1) Directors'/Trustees' Power of Attorney, to sign Amendments to this Registration Statement, dated Jan. 7, 2004.

(q)(4) Trustees' Power of Attorney, to sign Amendments to this Registration Statement, dated Jan. 7, 2004.